Exhibit (e)(vii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    Exhibit G

                                     to the

                             Distributor's Contract

                         MONEY MARKET OBLIGATIONS TRUST

                        AUTOMATED GOVERNMENT MONEY TRUST

                             FEDERATED MASTER TRUST

                   FEDERATED SHORT-TERM U. S. GOVERNMENT TRUST

                                LIQUID CASH TRUST

                       TRUST FOR GOVERNMENT CASH RESERVES

                TRUST FOR SHORT-TERM U. S. GOVERNMENT SECURITIES

                      TRUST FOR U. S. TREASURY OBLIGATIONS

        In consideration of the mutual covenants set forth in the Distributor's Contract dated March 1, 1994, between Money Market Obligations Trust and Federated Securities Corp., Money Market Obligations Trust executes and delivers this Exhibit on behalf of the Funds, first set forth in this Exhibit.

        Witness the due execution hereof this 1st day of April, 1999.

MONEY MARKET OBLIGATIONS TRUST

By: /S/ RICHARD B. FISHER

Name: Richard B. Fisher
Title: Vice President

FEDERATED SECURITIES CORP.

By: /S/ DAVID M. TAYLOR

Name: David M. Taylor
Title: Executive Vice President